Exhibit 5




                                       May 14, 1996


K-III Communications Corporation
745 Fifth Avenue
New York, NY  10151


Dear Sirs:

         We have acted as counsel to K-III Communications Corporation, a

Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a

Registration Statement on Form S-4 filed on the date hereof (as amended, the

"Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) up to $300,000,000 in aggregate principal amount of 8 1/2% Senior

Notes due 2006 of the Company (the "Notes") to be issued in exchange for the

$300,000,000 in aggregate principal amount of the Company's outstanding 8 1/2%

Senior Notes due 2006 (the "Old Notes"), and the unconditional guarantees of such Notes (the "Guarantees") by the subsidiaries of the Company listed on

Schedule I hereto (the "Guarantors"), (ii) up to 2,000,000 shares of $10.00

Series D Exchangeable Preferred Stock, par value $.01 per share and liquidation value $100 per share, of the Company (the "Preferred Stock") to be issued in exchange for the



















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          K-III Communications Corp.     -2-                    May 14, 1996





Company's $10.00 Series C Exchangeable Preferred Stock (the "Old Preferred

Stock"), and (iii) up to $200,000,000 in aggregate principal amount of the

Company's 10% Class D Subordinated Debentures due 2008 (the "Subordinated

Debentures") issuable, at the Company's option, in exchange for the Preferred

Stock, all as described in the Registration Statement.

         The Notes will be issued under the Indenture dated as of January 24,

1996 (the "Indenture") among the Company and The Bank of New York, as Trustee

(the "Trustee"), which has been filed with the Commission as an exhibit to the

Registration Statement.  The Preferred Stock will be issued pursuant to the provisions of the Certificate of Incorporation of the Company, as amended, which has been filed as an exhibit to the Registration Statement, and the certificate of designations for the Preferred Stock (the "Certificate of Designations"), a

form of which has been filed as an exhibit to the Registration Statement.  The

Subordinated Debentures, if and when issued, will be issued under an indenture,

a form of which has been filed as an exhibit to the Registration Statement (the

"Subordinated Debenture Indenture"), to be entered into between the Company and

The Bank of New York, as trustee (the "Subordinated Debenture Trustee").

         We have reviewed the corporate action of the Company and the Guarantors in connection with the proposed issuance and exchange of the Notes for the Old

Notes (including the Guarantees thereof) and the Preferred Stock for the Old

Preferred Stock and have examined, and have relied as to matters of fact upon,

originals or copies, certified or


















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          K-III Communications Corp.     -3-                    May 14, 1996





otherwise identified to our satisfaction, of such corporate records, agreements,

documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the

Guarantors, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures,

the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. The Notes have been duly authorized by the Company and upon issuance and execution of the Notes by the Company, due authentication of the Notes by the Trustee and delivery of the Notes in exchange for the Old Notes in accordance with the terms of the prospectus included in the Registration Statement (the "Prospectus"), the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

         2. The Guarantees have been duly authorized by each of the Guarantors incorporated in the State of New York or the State of Delaware (the "New York/Delaware Guarantors") and upon issuance and execution of such Guarantees by the New York/Delaware Guarantors, due authentication of the Notes by the Trustee and delivery of the Notes in exchange for the Old
    Notes in accordance with the terms of the Prospectus included in the Registration Statement, such Guarantees will constitute valid and legally binding obligations of each of the New York/Delaware Guarantors, enforceable against each of them in accordance with their terms. Assuming that the Guarantees have been duly authorized, executed and issued




















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          K-III Communications Corp.     -4-                    May 14, 1996




    by each of the Guarantors incorporated in states other than the State of New York or the State of Delaware (the "Non-New York/Delaware Guarantors") and, assuming due authentication of the Notes by the Trustee, upon delivery of the Notes in exchange for the Old Notes, in accordance with the terms of the Prospectus included in the Registration Statement, such Guarantees will constitute valid and legally binding obligations of each of the Non-New York/Delaware Guarantors, enforceable against each of them in accordance with their terms.

         3. The Preferred Stock has been duly authorized and, when the Certificate of Designations is filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware General Corporation Law, and upon delivery of the Preferred Stock in exchange for the Old Preferred Stock in accordance with the terms of the Prospectus included in the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

         4. The Subordinated Debentures have been duly authorized and, upon execution and delivery of the Subordinated Debenture Indenture by the Company and the Subordinated Debenture Trustee and upon issuance and execution of the Subordinated Debentures by the Company, due authentication of the Subordinated Debentures by the Subordinated Debenture Trustee and delivery of the Subordinated Debentures against receipt of shares of Preferred Stock surrendered in exchange therefor in accordance with the terms of the Subordinated Debenture Indenture and the Certificate of Designations, the Subordinated Debentures will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Debenture Indenture.

         Our opinions set forth in paragraph 1, 2 and 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization,

moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.























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          K-III Communications Corp.     -5-                    May 14, 1996



         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of

New York, the federal law of the United States and the Delaware General

Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement and to the reference to this firm under the caption

"Legal Matters" in the Prospectus included therein.

         This opinion is rendered to you in connection with the above-described transactions.  This opinion may not be relied upon by you for any other purpose,

or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                 Very truly yours,



                                 SIMPSON THACHER & BARTLETT

                                   Schedule I
                                   ----------
 Guarantor                                       Jurisdiction of
 ---------                                       Incorporation
                                                 -------------

 Argus Publishers Corporation                      California

 Bacon's Information, Inc.                          Delaware

 Channel One Communications Corporation             Delaware
 Daily Racing Form, Inc.                            Delaware

 DRF Finance, Inc.                                  Delaware

 The Electronics Source Book, Inc.                  Delaware
 Funk & Wagnalls Yearbook Corp.                     Delaware

 Haas Publishing Companies, Inc.                    Delaware
 Intermodal Publishing Company, Ltd.                New York

 Intertec Market Reports, Inc.                      Delaware

 Intertec Presentations, Inc.                       Colorado
 Intertec Publishing Corporation                    Delaware

 Krames Communications Incorporated                 Delaware
 K-III Directory Corporation                        Delaware

 K-III Holdings Corporation III                     Delaware

 K-III HPC, Inc.                                    Delaware
 K-III KG Corporation--Massachusetts             Massachusetts

 K-III KG Corporation--New York I                   New York
 K-III KG Corporation--New York II                  New York

 K-III Magazine Corporation                         Delaware

 K-III Magazine Finance Corporation                 Delaware
 K-III Prime Corporation                            Delaware

 K-III Reference Corporation                        Delaware
 The Katharine Gibb Schools, Inc.                   Delaware

 The Katharine Gibbs Schools of Montclair,         New Jersey
 Inc.

 The Katharine Gibbs Schools of Norwalk, Inc.     Connecticut
 The Katharine Gibbs Schools of Piscataway,        New Jersey
 Inc.

 The Katharine Gibbs Schools of Providence,       Rhode Island
 Inc.
















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          K-III Communications Corp.     -2-



 Lifetime Learning Systems, Inc.                    Delaware

 McMullen Argus Publishing, Inc.                   California

 MH West, Inc.                                     California
 Musical America Publishing, Inc.                   Delaware

 Nelson Publications, Inc.                          Delaware
 Newbridge Communications, Inc.                     Delaware

 Paramount Publishing Inc.                         California

 PJS Publications, Inc.                             Delaware
 R.E.R Publishing Corporation                       New York

 Stagebill, Inc.                                    Delaware
 Symbol of Excellence Publishers, Inc.              Alabama

 Weekly Reader Corporation                          Delaware